Exhibit 99.1

September 25, 2012

NGP Capital Resources Company

909 Fannin, Suite 3800

Houston, TX 77010

Attention: Mr. Kenneth A. Hersh, Chairman

To the Directors of NGPC:

As a result of my decision to accept an engagement as the Chief Restructuring Officer of ATP Oil & Gas Corp., effective as of 5:00 p.m. central time on September 25, 2012, I hereby resign my positions as a member of the board of directors (the “Board”) of NGP Capital Resources Company (the “Company”), the chairman of the Board’s Audit Committee and a member of the Board’s Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee and Valuation Committee.

I am honored to have served with all of you since the inception of the Company in 2004, and I am proud of the Company’s accomplishments during that period. It has been a great pleasure to work with each of you, and I look forward to the Company’s continued future success.

Sincerely,

/s/ James R. Latimer, III

James R. Latimer, III

cc:	Stephen K. Gardner,
NGP Capital Resources Company